                                                                    EXHIBIT 25.8

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__


                       ---------------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


     A National Banking Association                   36-0899825
                                                           (I.R.S. employer
                                                      identification number)



One First National Plaza, Chicago, Illinois                 60670-0126
     (Address of principal executive offices)               (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------
                      THE BANK OF NEW YORK COMPANY, INC.
             (Exact name of obligors as specified in its charter)


            New York                                13-2614959
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

One Wall Street
New York, New York                                     10286
(Address of principal executive offices)             (Zip Code)


           Guarantee of Trust Preferred Securities of BNY Capital V
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of January, 1999.


               The First National Bank of Chicago,
               Trustee



               By ___________________________________________
                  Steven M. Wagner
                  First Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                            January 5, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of BNY Capital V, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                  Very truly yours,

                                  The First National Bank of Chicago







                                  By: ______________________________________
                                      Steven M. Wagner
                                      First Vice President

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago      Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                           Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                     Dollar Amounts in thousands   C400
                                                                     RCFD      BIL MIL THOU        ----
                                                                     ----      ------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):                                           RCFD
                                                                     ----
     a.   Noninterest-bearing balances and currency and
          coin(1).............................................       0081        4,898,646           1.a
     b.   Interest-bearing balances(2)........................       0071        4,612,143           1.b
2.   Securities
     a.   Held-to-maturity securities (from Schedule RC-B,
          column A)...........................................       1754                0           2.a
     b.   Available-for-sale securities (from Schedule
          RC-B, column D).....................................       1773        9,817,318           2.b
3.   Federal funds sold and securities purchased under
     agreements to resell.....................................       1350        6,071,229           3.
4.   Loans and lease financing receivables:                          RCFD
                                                                     ----
     a.   Loans and leases, net of unearned income
     (from Schedule RC-C).....................................       2122       26,327,215           4.a
     b.   LESS: Allowance for loan and lease losses...........       3123          412,850           4.b
     c.   LESS: Allocated transfer risk reserve...............       3128                0           4.c
     d.   Loans and leases, net of unearned income,                  RCFD
                                                                     ----
          allowance, and reserve (item 4.a minus 4.b and 4.c).       2125       25,914,365           4.d
5.   Trading assets (from Schedule RD-D)......................       3545        6,924,064           5.
6.   Premises and fixed assets (including capitalized leases)        2145          731,747           6.
7.   Other real estate owned (from Schedule RC-M).............       2150            6,424           7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)................       2130          153,385           8.
9.   Customers' liability to this bank on acceptances
     outstanding..............................................       2155          352,324           9.
10.  Intangible assets (from Schedule RC-M)...................       2143          295,823          10.
11.  Other assets (from Schedule RC-F)........................       2160        2,193,803          11.
12.  Total assets (sum of items 1 through 11).................       2170       61,971,271          12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:         The First National Bank of Chicago      Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                               Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

Schedule RC-Continued

                                                                          Dollar Amounts in
                                                                              Thousands
                                                                              ---------
LIABILITES
13.  Deposits:
     a.   In domestic offices (sum of totals of columns A and C           RCON
                                                                          ----
          from Schedule RC-E, part 1)..............................       2200            20,965,124     13.a
          (1) Noninterest-bearing(1)...............................       6631             9,191,662     13.a1
          (2) Interest-bearing.....................................       6636            11,773,462     13.a2
     b.   In foreign offices, Edge and Agreement subsidiaries, and        RCFN
                                                                          ----
          IBFs (from Schedule RC-E, part II).......................       2200            15,912,956     13.b
          (1)  Noninterest bearing.................................       6631               475,182     13.b1
          (2)  Interest-bearing....................................       6636            15,437,774     13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                       RCFD 2800        4,245,925     14
15.  a.   Demand notes issued to the U.S. Treasury                        RCON 2840          359,381     15.a
     b.   Trading Liabilities (from Sechedule RC-D)................       RCFD 3548        5,614,049     15.b

16.  Other borrowed money:                                                RCFD
                                                                          ----
     a.   With original maturity of one year or less...............       2332             4,603,402     16.a
     b.   With original  maturity of more than one year............       A547               328,001     16.b
     c.   With original maturity of more than three years..........       A548               324,984     16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......       2920               352,324     18.
19.  Subordinated notes and debentures.............................       3200             2,400,000     19.
20.  Other liabilities (from Schedule RC-G)........................       2930             1,833,935     20.
21.  Total liabilities (sum of items 13 through 20)................       2948            56,940,081     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................       3838                     0     23.
24.  Common stock..................................................       3230               200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)......       3839             3,192,857     25.
26.  a.   Undivided profits and capital reserves...................       3632             1,614,511     26.a
     b.   Net unrealized holding gains (losses) on available-
          for-sale securities......................................       8434                27,815     26.b
27.  Cumulative foreign currency translation adjustments...........       3284                (4,851)    27.
28.  Total equity capital (sum of items 23 through 27).............       3210             5,031,190     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................       3300            61,971,271     29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of
     the statement below that best describes the most
     comprehensive level of auditing work performed for
     the bank by independent external                      --------       Number
     auditors as of any date during 1996.......RCFD 6724... N/A           M.1.
                                                           --------
1 = Independent audit of the bank      4. = Directors' examination of the bank
    conducted in accordance with            performed by other external auditors
    generally accepted auditing             (may be required by state chartering
    standards by a certified public         authority)
    accounting firm which submits a    5 =  Review of the bank's financial
    report on the bank                      statements by external auditors
2 = Independent audit of the bank's    6 =  Compilation of the bank's financial
    parent holding company conducted        statements by external auditors
    in accordance with generally       7 =  Other audit procedures (excluding
    accepted auditing standards by a        tax preparation work)
    certified public accounting firm   8 =  No external audit work
    which submits a report on the
    consolidated holding company (but
    not on the bank separately)
3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.